[EXHIBIT "A"]

                         PROMISSORY NOTE

                    West Palm Beach, Florida

Principal Amount:$85,000

Date:  October 8, 1998

     Chameleon Holdings, Inc., a Florida corporation (the "Maker"), for value received, promises to pay to the order of David M. Bovi, P.A., Escrow Agent, (the "Payee"), at the office of the Payee at 324 Datura Street, Suite 200, West Palm Beach, Florida 33301, or such other place that Payee may designate to Maker in writing from time to time the principal sum of Eighty Five Thousand Dollars ($85,000) payable with interest thereon from the date hereof computed on the basis of the actual number of days elapsed and a year of 360 days, at such rates as are hereinafter provided; said principal and interest to be paid without offset or deduction in lawful money of the United States of America which shall at the time of payment be legal tender in payment of all debts and dues, public and private, subject to the following terms and conditions:

1.  INTEREST RATE

     The principal amount hereof together with accrued unpaid interest shall bear no interest.

2.  PAYMENTS AND MATURITY

     The principal, in the amount of Eighty Five Thousand Dollars ($85,000) is due as follows: (i) Thirty Thousand Dollars ($30,000) Sixty (60) days from the date hereof; and (b) Fifty Five Thousand Dollars ($55,000) One Hundred Twenty (120) days from the date hereof. Upon the one time payment to Payee of the Late Charges described in Section 6(a) hereof prior to such aforementioned due date(s), Maker shall have the right to elect to extend each of the aforementioned due date(s) by a period of Sixty (60) days.

3.  RIGHT TO PREPAY

     It is specifically agreed by Payee that Maker shall have the absolute right to prepay in whole, or in part, without premium or penalty, the indebtedness evidenced hereby, including all unpaid accrued interest. Any such prepayment shall be first applied to accrued interest with the remainder applied to the reduction of the principal balance hereof.

4.   NON-TRANSFERABLE

     Neither legal nor beneficial interest in this Promissory Note ("Note") or any rights hereunder shall be negotiated, assigned, sold nor in any way transferred by action of the Payee without the prior written consent of the Maker which shall not be withheld if Payee satisfies the Maker that the proposed transfer would not be in violation of federal or state securities or other laws. However, nothing herein shall preclude this Note and any rights hereunder from being bequeathed or descending in accordance with the laws of descent and distribution or from being pledged as security for a bona fide loan.

5.   PLEDGE AGREEMENT

     Pursuant to the Pledge Agreement of even date executed by James Kotsaftis ("Kotsaftis") on behalf of the Payee, the terms of which are incorporated herein, Maker has deposited and pledged with Payee, as security for the payment of this Note, the collateral described in such Pledge Agreement (the "Collateral"). In the event of the nonpayment of this Note at maturity, or any other indebtedness due the Payee as stated above, the Payee is invested with full authority to use, transfer, hypothecate, sell, or convey the Collateral, or any substituted for or added to the above, or any part of them, or to cause the same to be done, at public or private sale, and Payee is authorized to purchase the Collateral when sold for its own protection; and the proceeds of such sale, transfer or hypothecation, shall be applied to the payment of this Note, together with all protests, damages, interests, costs and charges due upon the Note, or incurred by reason of its nonpayment when due, or in the execution of this power. The surplus, if any, after payment of this Note, together with all charges stated above, shall be paid to Kotsaftis, or at the election of the Payee, be paid on any other obligation of Kotsaftis, whether as principal debtor or otherwise, held by the Payee; and if the proceeds of the above sale shall not be sufficient to pay this Note Kotsaftis agrees to make good any deficit.

6.   GENERAL PROVISIONS

      (a) Late Charges. If the payment is not received by Payee on the initial due dates described in Section 2 hereof or Maker elects to extend such due dates by sixty (60) days, as described in Section 2 hereof, Maker shall pay Payee a late charge of fifteen thousand (15,000) free trading shares of Harbor Town Holding Group I, Inc. stock and Payee shall not be obligated to accept said payment not accompanied by said additional amount.

      (b) Attorney's Fees. Maker promises to pay (in addition to the above principal and interest) all costs of collection, including reasonable attorney's fees if this Note is collected by or through an attorney at law.

      (c) Waiver. Maker, for itself, its heirs, legal representatives, successors and assigns, hereby expressly waives presentment for payment, demand, notice of demand, notice of dishonor, protest, notice of protest, diligence in collection, and all other notices of demands whatsoever with respect to this Note except as expressly provided for herein, and hereby consents to any and all indulgences granted by Payee, or any substitution, exchange or release of collateral permitted by Payee, all without in any way modifying, altering, releasing, affecting or limiting the validity of the indebtedness evidenced hereby or impairing any of Payee's rights following a default hereunder. No failure to accelerate the debt evidenced hereby by reason of default from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Payee thereto to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the United States or any State thereof. Maker hereby expressly waives the benefit of any statute or rule of law or of equity now provided, or which may hereafter be provided, which would produce a result contradictory to or in conflict with the foregoing sentence. No extension of the time for payment of this Note, or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Payee agrees otherwise in writing. This Note may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      (d) Waiver and Requirement of Exemptions. Maker hereby waives and renounces for itself, its heirs, legal representatives, successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption or homestead now provided, or which may hereafter be provided by the Constitution or laws of the United States of America or of any state thereof to and in all its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note. Maker hereby transfers, conveys, and assigns to the Payee a sufficient amount of such homestead or exemption as may be set apart in bankruptcy, to pay this Note in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to Payee a sufficient amount of property or money set apart as exempt to pay the indebtedness evidenced hereby, or any renewal hereof, and does hereby irrevocably appoint the Payee the attorney-in-fact for Maker to claim any and all homestead exemptions allowed by law.

      (e) Governing Law. This Note is intended to constitute a contract and shall be construed, interpreted and enforced in accordance with the laws of the State of Florida.

      (f)  Time of Essence.  Time is of the essence of this Note.

      (g) Inurement. This Note shall bind and inure to the benefit of Maker and Payee and their respective heirs, executors, successors, assigns and legal representatives, whether by voluntary action or by operation of law.

      (h) Captions. The captions of the paragraphs of this Note are for convenience only and are not intend to be nor shall be construed as being a part hereof and shall not limit, expand or otherwise affect any of the terms hereof.

     SIGNED, SEALED AND DELIVERED, by Maker the day and year first set forth above.

CHAMELEON HOLDINGS, INC.

By:/s/F.S. Buddy Winsett
   F.S. "Buddy" Winsett, President

   /s/James Katsftis
   James Katsftis, with respect to Section 5 hereof.








                         [EXHIBIT "B"]

                        PLEDGE AGREEMENT

     This agreement is made October 8, 1998, between Chameleon Holdings, Inc., a Florida corporation ("CHI"); James Kotsaftis, an individual ("Kotsaftis"); and David M. Bovi, P.A., Escrow Agent ("DMBPA"). Concurrently with the execution of this stock pledge agreement ("Agreement") CHI is executing and delivering to DMBPA a certain promissory note (the "Note") of even date hereof, in the principal amount of $85,000, the terms of which are incorporated herein.

     In order to induce DMBPA to accept the Note as evidence of such loan, and as further security for the payment by CHI of the Note, Kotsaftis, has agreed to pledge with DMBPA the collateral, as described below, on the terms and conditions set forth below.

In consideration of the premises, the parties agree as follows:

      1. As security for the payment of the Note by CHI to DMBPA, Kotsaftis has deposited with and delivered to DMBPA the following property, namely: all his right title and interest in
(i) the balloon promissory note dated September 30, 1994, made in St. Petersburg, Florida by TGF Properties, Inc. to James Kotsaftis and Andrew Kotsaftis/and Jill E. Kotsaftis, his wife, for $300,000 due on October 1, 2004 and (ii) the mortgage and assignment thereof dated September 30, 1994 and recorded on October 4, 1984 at 4:59 PM in Official Records Book 8801, Page 2082 of the Public Records of Pinellas County, Florida held on 13398 Gulf Lane, Maderia Beach, Florida 33708 described as Lots 9 and 10, Block 7, MITCHELL'S BEACH, according to the Plat thereof, as recorded in Plat Book 3, Page 54, of the Public Records of Pinellas County, Florida, securing said $300,000 balloon promissory note ("collectively referred to as the "Collateral").

      2. Kotsaftis represents, warrants and covenants to and with DMBPA that Kotsaftis is, on this date, the owner, free and clear of all liens, encumbrances and other charges or interests of others, of the Collateral; that Kotsaftis will not sell, assign, transfer or otherwise dispose of, or mortgage, pledge or otherwise hypothecate, any of the Collateral; and that Kotsaftis has full power and authority to transfer and pledge the Collateral stated with DMBPA as provided herein. Kotsaftis agrees that the Collateral may not be negotiable, and, should there be any default on the Note; Kotsaftis will, upon demand of DMBPA, make the Collateral negotiable, and further agree to execute any and all papers, deeds, releases, etc., as may be necessary to put the title to the Collateral mentioned in any such papers or deeds in DMBPA's name. In the event Kotsaftis shall fail to do so, Kotsaftis constitutes and appoints DMBPA, his true and lawful attorney, to execute, in Kotsaftis name, all deeds, papers, and other documents which may be necessary to accomplish the purpose of this Agreement, by this means ratifying and confirming any and all lawful acts which Kotsaftis' attorney may do.

      3. If no default shall have occurred and be continuing, Kotsaftis shall have the right to exercise the rights and privileges as the owner the Collateral, but subject to the provisions of paragraph 2 above.

      4. Kotsaftis expressly agrees that if, by virtue of a default by CHI under the Note, DMBPA shall accelerate the indebtedness in accordance with the terms of the Note, or if Kotsaftis shall violate or suffer any of the provisions of
Section 2 above (called an "event of default"), DMBPA may, at its election, transfer the Collateral to its name and exercise all rights of owner in respect of such Collateral; and Kotsaftis irrevocably constitutes and appoints DMBPA, and each agent of DMBPA, its attorney-in-fact to effectuate such transfer. In addition, during the continuance of an event of default, DMBPA shall have all of the rights in respect of the Collateral that are accorded it as a secured party under the Uniform Commercial Code including, but not limited to, the right to sell the Collateral, and may apply the net proceeds, after deducting all costs and expenses for collection, sale, and delivery, to the payment of this Note or any or all of the liabilities, returning the residue to Kotsaftis on demand. DMBPA may purchase any of the Collateral at any such public sale. In case of decline in the market value of the Collateral or any part of the property, DMBPA may demand the pledge and delivery of additional property of quantity and amount satisfactory to DMBPA; and the failure on the part of the undersigned to deliver such additional property on demand shall cause this Note to become due and payable on demand. For the purpose of determining what constitutes reasonable notice of any sale of the Collateral under the provisions of the Uniform Commercial Code, the parties agree that Ten (10) days shall be sufficient.

      5. CHI and Kotsaftis waive demand, notice, protest and notice of acceptance of this Agreement and of all other demands and notices of any description not expressly provided for here which they may lawfully waive. No delay or omission by DMBPA in exercising any right under this Agreement, and no partial exercise of any right under this Agreement, shall operate as a waiver of such right or of any other right under this Agreement or provided for by law. No purported waiver of any right shall be effective unless in writing signed by DMBPA and no waiver on one occasion shall be construed as a bar to or waiver of any such right on any other occasion. All rights of DMBPA under this Agreement or by law are cumulative and the exercise of one shall not be construed as a bar to or waiver of any other.

      6. Upon payment in full of the Note, DMBPA shall retain no rights whatsoever in the Collateral.

      7. Notwithstanding any other provision of this Agreement, all notices and other communications given under or pursuant to this Agreement (hereafter collectively "notices") shall be in writing and shall be addressed to the party to receive them at its address or at such other address as it may later designate as provided below, and shall be sent by registered or certified mail, return receipt requested. Any party may, by like notice, change its address for receipt of further notices. Notices given in the manner stated shall be deemed given and served when mailed.

      8. CHI and Kotsaftis agree that it will at any time and from time to time, upon request, execute and deliver such further documents and do such further acts and things as DMBPA may reasonably request in order to more fully effectuate the purposes of this Agreement.

      9. This Agreement shall be binding upon and shall inure to the benefit of CHI, Kotsaftis, and DMBPA, and subject to the restrictions set forth in Section 2 above in the case of CHI and Kotsaftis, CHI's and Kotsaftis' respective legal representatives, successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida applicable to agreements made and to be performed wholly within that state. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

      In witness whereof, CHI, Kotsaftis and DMBPA have executed this Agreement on the date first above written.

                                   CHAMELEON HOLDINGS, INC.



                                   By:/s/F.S. Buddy Winsett
                                         F.S. "Buddy" Winsett,
                                         President



     /s/James Kotsaftis
                                   James Kotsaftis, individually



                                   DAVID M. BOVI, P.A.,
                                   ESCROW AGENT


                                   By:/s/David M. Bovi
                                      David M. Bovi, President





                         [EXHIBIT "C"]

                   AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger, dated October 8, by and between Chameleon Holdings, Inc. a Florida corporation with its principal offices located at 2608 Oakwood Dr., Largo, Florida 33771 ("Buyer") and Wheeler Group II, Inc., a Florida corporation with its principal offices located at 324 Datura Street, Suite 200, West Palm Beach, Florida 33401. ("Seller").

                             RECITALS

     WHEREAS, the parties desire that Seller be merged into Buyer
(the "Merger"), with Buyer being the surviving corporation, all as more particularly set forth herein; and

     WHEREAS, the board of directors of each of the parties to this Agreement has determined that the proposed transaction is advisable and for the general welfare and advantage of their respective corporations and shareholders and have recommended to their respective shareholders that the proposed transaction be consummated; and

     WHEREAS, the Merger shall be consummated pursuant to and in accordance with the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

SECTION 1.  Plan of Merger.

      1.1 The Plan of Merger, Exhibit A, is incorporated by reference.

SECTION 2.  Closing.

     Closing shall take place at 324 Datura Street, at 2:00 P.M., on October 8, 1998 (the "closing date"), or at another time, date, and/or place mutually agreed to by the parties. Closing shall be consummated by the execution and acknowledgment by Buyer and Seller of Articles of Merger in accordance with F.S. Chapter 607 and other applicable law. The Articles of Merger executed and acknowledged shall be delivered for filing to the Secretary of State as promptly as possible after the consummation of the closing. The Articles of Merger shall specify the effective date and time of the Merger.

SECTION 3.  Representations and Warranties of Seller.

      3.1 Seller's Representations and Warranties. Seller represents and warrants to Buyer as follows:

     3.1.1 Capital Structure. The capitalization of Seller is set forth on Schedule 3.1.1, which states the number of authorized, issued, and outstanding shares of each class and series of capital stock of Seller. All of the issued and outstanding capital stock of Seller has been duly authorized and validly issued, and is fully paid and nonassessable, free of preemptive rights, and not subject to any restriction on transfer under the Articles of Incorporation or Bylaws of Seller or any agreement to which Seller is a party or has been given notice. There are no outstanding subscriptions, options, warrants, convertible securities, rights, agreements, understandings, or commitments of any kind relating to the subscription, issuance, repurchase, or purchase of capital stock or other securities of Seller, or obligating Seller to transfer any additional shares of its capital stock of any class or any other securities, except as stated on Schedule 3.1.1.

    3.1.2   INTENTIONALLY LEFT BLANK.

    3.1.3 Organization and Good Standing. Seller is a corporation duly organized, validly existing, and in good standing under the law of the state of Florida, having all requisite corporate power and authority to own its assets and carry on its business as presently conducted.

     A true and complete copy of the Articles of Incorporation and Bylaws of Seller, each as amended to this date, has been delivered or made available to Buyer. The minute books of Seller are current as required by law, contain the minutes of all meetings of the incorporators, Board of Directors, committees of the Board of Directors, and shareholders from the date of incorporation to this date, and adequately reflect all material actions taken by the incorporators, Board of Directors, committees of the Board of Directors, and shareholders of Seller. Seller has no subsidiaries.

      3.1.4 Authorization; Validity. The execution, delivery, and performance of this Agreement by Seller has been duly and validly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Seller, and is the legal, valid, and binding obligation of Seller, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

      3.1.5 Consents. Other than as set forth on Schedule 3.1.5, no approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Seller of the transactions contemplated by this Agreement.

      3.1.6 Violations. The execution, delivery, or performance of this Agreement does not and will not (i) with or without the giving of notice or the passage of time, or both, constitute a default, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver (other than those identified on Schedule 3.1.5), or result in the imposition of any lien or other encumbrance upon any property or assets of Seller, under any agreement, lease, or other instrument to which Seller is a party or by which any of the property or assets of Seller is bound;
(ii) violate any permit, license, or approval required by Seller to own its assets and operate its business; (iii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator; or (iv) violate any provision of Seller's Articles of Incorporation or Bylaws.

      3.1.7   Broker and Finder Fees.Other than is set forth in
Schedule 3.1.7, no liability to any Broker or Finder or Agent for any brokerage fees, finder's fees or commissions with respect to the Merger shall be incurred by Seller.

      3.2 Survival of Representations and Warranties. Each of the representations and warranties in Section 3.1 shall be deemed renewed and made again by Seller at the closing as if made at the time.

SECTION 4.   Representations and Warranties of Buyer.

      4.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller as follows:

      4.1.1 Capital Structure. The capitalization of Buyer is set forth on Schedule 4.1.1, which states the number of authorized, issued, and outstanding shares of each class and series of capital stock of Buyer. All of the issued and outstanding capital stock of Buyer has been duly authorized and validly issued, and is fully paid and nonassessable, free of preemptive rights, and not subject to any restriction on transfer under the Articles of Incorporation or Bylaws of Buyer or any agreement to which Buyer is a party or has been given notice. There are no outstanding subscriptions, options, warrants, convertible securities, rights, agreements, understandings, or commitments of any kind relating to the subscription, issuance, repurchase, or purchase of capital stock or other securities of Buyer, or obligating Buyer to transfer any additional shares of its capital stock of any class or any other securities, except as stated on Schedule 4.1.1.

      4.1.2  INTENTIONALLY LEFT BLANK.

      4.1.3 Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the law of the state of Florida, having all equisite corporate power and authority to own its assets and carry on its business as presently conducted.

     A true and complete copy of the Articles of Incorporation and Bylaws of Buyer, each as amended to this date, has been delivered or made available to Seller. The minute books of Buyer are current as required by law, contain the minutes of all meetings of the incorporators, Board of Directors, committees of the Board of Directors, and shareholders from the date of incorporation to this date, and adequately reflect all material actions taken by the incorporators, Board of Directors, committees of the Board of Directors, and shareholders of Buyer. Buyer has no subsidiaries.

      4.1.4 Authorization; Validity. The execution, delivery, and performance of this Agreement by Buyer has been duly and validly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by Buyer, and is the legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, reorganization, and other laws of general application affecting the enforcement of creditors' rights and by the availability of equitable remedies.

      4.1.5 Consents. Other than as set forth on Schedule 4.1.5, no approval, consent, waiver, or authorization of or filing or registration with any governmental authority or third party is required for the execution, delivery, or performance by Buyer of the transactions contemplated by this Agreement.

      4.1.6 Violations. The execution, delivery, or performance of this Agreement does not and will not (i) with or without the giving of notice or the passage of time, or both, constitute a default, result in breach of, result in the termination of, result in the acceleration of performance of, require any consent, approval, or waiver (other than those identified on Schedule 4.1.5), or result in the imposition of any lien or other encumbrance upon any property or assets of Buyer, under any agreement, lease, or other instrument to which Buyer is a party or by which any of the property or assets of Buyer is bound; (ii) violate any permit, license, or approval required by Buyer to own its assets and operate its business; (iii) violate any law, statute, or regulation or any judgment, order, ruling, or other decision of any governmental authority, court, or arbitrator; or
(iv) violate any provision of Buyer's Articles of Incorporation or Bylaws.

      4.1.7  Broker and Finder Fees.Other than is set forth in
Schedule 4.1.7, no liability to any Broker or Finder or Agent for any brokerage fees, finder's fees or commissions with respect to the Merger shall be incurred by Buyer.

      4.2 Survival of Representations and Warranties. Each of the representations and warranties in Section 4.1 shall be deemed renewed and made again by Buyer at the closing as if made at the time, and shall survive the closing until the expiration of all applicable statute of limitation periods.

SECTION 5.   Covenants of Seller.

      5.1 Except as may otherwise be consented to or approved in writing by Buyer, Seller agrees that from the date of this Agreement and until the Closing:

      5.1.1 Conduct Pending Closing. The business of Seller shall be conducted only in the ordinary course consistent with past practices.

      5.1.2 Access to Records. Seller shall provide Buyer and its representatives access to all records of Seller that they reasonably may request and provide reasonable access to the properties of Seller.

      5.1.3 Solicitation. Seller agrees that it will not solicit, consider, or negotiate any offers to acquire the shares or assets of Seller, or to provide any information or to make available any management personnel to third parties for such purposes.

      5.1.4 Confidentiality. Seller agrees to keep the provisions of this Agreement confidential and will not disclose its provisions to any person, excluding Seller's accountants, attorneys, and other professionals with whom Seller conducts business and to whom such disclosure is reasonably necessary; provided, however, that such persons shall be advised of the confidential nature of this Agreement at the time of such disclosure.

SECTION 6.   Covenants of Buyer.

      6.1 Except as may otherwise be consented to or approved in writing by Seller, Buyer agrees that from the date of this Agreement and until the Closing:

      6.1.1 Conduct Pending Closing. The business of Buyer shall be conducted only in the ordinary course consistent with past practices.

      6.1.2 Access to Records. Buyer shall provide Seller and its representatives access to all records of Buyer that they reasonably may request and provide reasonable access to the properties of Buyer.

      6.1.3 Solicitation. Buyer agrees that it will not solicit, consider, or negotiate any offers to acquire the shares or assets of Buyer, or to provide any information or to make available any management personnel to third parties for such purposes.

      6.1.4 Confidentiality. Buyer agrees to keep the provisions of this Agreement confidential and will not disclose its provisions to any person, excluding Buyer's accountants, attorneys, and other professionals with whom Buyer conducts business and to whom such disclosure is reasonably necessary; provided, however, that such persons shall be advised of the confidential nature of this Agreement at the time of such disclosure.

SECTION 7.   Conditions Precedent to Obligations of Buyer.

      7.1 Conditions Precedent. Unless, at the closing, each of the following conditions is either satisfied or waived by Buyer in writing, Buyer shall not be obligated to effect the transactions contemplated by this Agreement:

      7.1.1 Representations and Warranties. The representations and warranties of Seller are true and correct at the date of this Agreement and shall be true and correct as of the Closing as if each were made again at that time.

      7.1.2 Performance of Covenants. Seller shall have performed and complied in all respects with the covenants and agreements required by this Agreement.

      7.1.3 Items to be Delivered at Closing. Seller shall have tendered for delivery to Buyer the following:

      (i) Delivery of Shares for Cancellation. Stock certificates or equivalents representing all of the outstanding securities of Seller duly endorsed in blank or accompanied by duly executed stock powers with all requisite transfer tax stamps attached, which shall be subsequently canceled.

      (ii)  Consents. Consents for each item listed on Schedule
3.1.5.

      (iii) Good Standing Certificate. A certificate of the
Florida Secretary of State showing that the seller is in good standing.

      (iv) Certificate of Incumbency. A certificate of incumbency duly executed by Seller's Secretary or Assistant
Secretary.

      (v) Articles of Merger. A duly executed original of the Articles of Merger.

      7.1.4 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident to this Agreement, shall be satisfactory in form and substance to Buyer and Buyer's counsel, whose approval shall not be withheld unreasonably.

      7.1.5 No Adverse Change. There shall not have been a material adverse change in the financial condition of Seller or the business, whether or not covered by insurance; nor shall any lawsuit be pending that seeks to set aside the Agreement or the transactions contemplated by it.

SECTION 8.   Conditions Precedent to Obligations of Seller.

      8.1 Conditions Precedent. Unless, at the closing, each of the following conditions is either satisfied or waived by Seller in writing, Seller shall not be obligated to effect the transactions contemplated by this Agreement.

      8.1.1 Representations and Warranties. The representations and warranties of Buyer in this Agreement are true and correct at the date of this Agreement and as of the closing as if each were made again at that time.

      8.1.2 Items to be Delivered at Closing. Buyer shall have tendered for delivery to Seller the following:

      (i) Delivery of Consideration. A certified check or its equivalent in the amount of $25,000 made to David M. Bovi, P.A. Attorney Trust Account and a collateralized promissory note in the amount of $85,000 made by the Buyer to David M. Bovi, P.A., Escrow Agent, in a form satisfactory to the Seller, or such other consideration as is required to be delivered by this Agreement.

      (ii) Consents. The consents listed on Schedule 4.1.5 of this Agreement.

      (iii) Good Standing Certificate. A certificate of the
Florida Secretary of State showing that Buyer is in good standing.

      (iv) Certificate of Incumbency. A certificate of incumbency duly executed by Buyer's Secretary or Assistant
Secretary.

      (v) Articles of Merger. A duly executed original of the Articles of Merger.

      8.1.3 Performance of Covenants. Buyer shall have performed and complied in all respects with the covenants and agreements required by this Agreement.

SECTION 9.   Notices.

     Any notice, request, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered, given, and received for all purposes if written and (i) if delivered personally, by facsimile, or by courier or delivery service, at the time of such delivery; or (ii) if directed by registered or certified United States mail, postage and charges prepaid, addressed to the intended recipient, at the address specified below, two business days after such delivery to the United States Postal Service.

      If to Buyer:      F.S. "Buddy" Winsett
                        2608 Oakwood Drive
                        Largo, Florida 33771

     With a copy to:    __________________
                        __________________
                        __________________

     If to Seller:      David M. Bovi
                        324 Datura Street, Suite 200
                        West Palm Beach, Florida 33401

Any party may change the address to which notices are to be mailed by giving notice as provided herein to all other parties.

SECTION 10.   Miscellaneous.

      10.1 Entire Agreement. This Agreement, the Exhibits, and the Schedules, including the Plan of Merger and the Articles of Merger, and their exhibits and schedules, contain all of the terms and conditions agreed upon by the parties with reference to the subject matter and supersede any and all previous agreements, representations, and communications between the parties, whether written or oral. This Agreement, including its Exhibits and Schedules, may not be modified or changed except by written instrument signed by all of the parties, or their respective successors or assigns.

      10.2 Assignment. This Agreement shall not be assigned or assignable by Seller or Buyer without the express written consent of the other party. This Agreement shall inure to the benefit of and be binding on the parties and their respective successors and assigns.

      10.3 Captions. All section, schedule, and exhibit headings are inserted for the convenience of the parties and shall not be used in any way to modify, limit, construe, or otherwise affect this Agreement.

      10.4 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

      10.5 Waiver. Each of the parties may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other party; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the covenants of the other party contained in this Agreement; or (iv) waive, in whole or in part, performance of any of the obligations of the other party. No action taken pursuant to this Agreement, including, but not limited to, the consummation of the closing or any knowledge of or investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, possessing such knowledge, or performing such investigation of compliance with the representations, warranties, covenants, and agreements contained herein. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or similar breach.

      10.6 Controlling Law. This Agreement has been entered into in the state of Florida and shall be governed by, construed, and enforced in accordance with the laws of Florida.

      10.7 Gender. Whenever in this Agreement the context so requires, references to the masculine shall be deemed to include the feminine and the neuter, references to the neuter shall be deemed to include the masculine and the feminine, and references to the plural shall be deemed to include the singular and the singular to include the plural.

      10.8 Further Assurances. Each of the parties shall use all reasonable efforts to bring about the transactions contemplated by this Agreement as soon as practicable, including the execution and delivery of all instruments, assignments, and assurances, and shall take or cause to be taken such reasonable further or other actions necessary or desirable to carry out the intent and purposes of this Agreement.

      10.9 Attorneys' Fees. In the event a lawsuit is brought to enforce or interpret any part of this Agreement or the rights or obligations of any party to this Agreement, the prevailing party shall be entitled to recover such party's costs of suit and reasonable attorneys' fees, through all appeals.

      10.10 References to Agreement. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Agreement and not to any particular section, article, provision, annex, exhibit, schedule, or paragraph unless so required by the context.

      10.11 Schedules and Exhibits. Schedules and Exhibits to this Agreement (and any references to any part or parts of them) shall, in each instance, include the Schedules or Exhibits (as the case may be) attached to this Agreement as well as any amendments to such Schedules or Exhibits (in each such case). All such Schedules and Exhibits shall be deemed an integral part of this Agreement, and are incorporated into this agreement by reference.

      10.12 Venue. Any litigation arising under this Agreement shall be instituted only in Palm Beach County, Florida, the place where this Agreement was executed. All parties agree that venue shall be proper in that county for all such legal or equitable proceedings.

      10.13 Severability. Each section, subsection, and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant, and/or provision. If any provision of this Agreement shall be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

      10.14 Rights in Third Parties. Except as otherwise specifically provided, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer on or give any person, firm, or corporation, other than the parties and their respective shareholders, any rights or remedies under or by reason of this Agreement.

      10.15 Expenses. Each party shall pay its own expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Witness:                         BUYER,
                                 a Florida corporation

/s/                              By:/s/F.S. Buddy Winsett
                                    F.S. "Buddy" Winsett,
                                    President
(Corporate Seal)


                                 SELLER,
                                 a Florida corporation

/s/                              /s/David M. Bovi
                                 David M. Bovi,
                                 President
(Corporate Seal)

                   Exhibit, and Schedule List

Exhibit    Description

  A        Plan of Merger


Schedules  Description

3.1.1      Seller Capital Structure
3.1.5      Seller Consents
3.1.7      Seller Brokers/Finders
4.1.1      Buyer Capital Structure
4.1.5      Buyer Consents
4.1.7      Buyer Brokers/Finders




EXHIBIT "A"

                          PLAN OF MERGER

     Merger between Chameleon Holdings, Inc., (the "Surviving Corp.") and Wheeler Group II, Inc., (the "Disappearing Corp."), (collectively the "Constituent Corporations"). This Merger is being effected pursuant to this Plan of Merger ("Plan") in accordance with s. 607.1101 et seq. of the Florida Business Corporation Act (the "Act").

      1. Articles of Incorporation. The Articles of Incorporation of Surviving Corp., as previously amended and in effect immediately before the Effective Date of the Merger (the "Effective Date") shall, without any changes, be the Articles of Incorporation of the Surviving Corp. from and after the Effective Date until further amended as permitted by law.

      2. Distribution to Shareholders of the Constituent Corporations. All in accordance with this Plan, upon the Effective Date, each of the 51 shares of Disappearing Corp.'s common stock that shall be issued and outstanding at that time shall without more be converted into and exchanged for $2,156.8627. On the Effective Date, the Surviving Corp. shall pay to the Disappearing Corp.'s shareholder's Escrow Agent, David M. Bovi, P.A., $25,000 cash and deliver a collateralized Promissory
Note in the amount of $85,000 made by the Surviving Corp to the Disappearing Corp.'s shareholder's Escrow Agent. Each share of Surviving Corp.'s stock that is issued and outstanding on the Effective Date shall continue as outstanding shares of Surviving Corp.'s stock.

      3.   Satisfaction of Rights of Disappearing Corp.
Shareholders. The above described consideration, when paid by the Surviving Corp. to the Disappearing Corp.'s shareholders or agents thereof, shall be deemed to be payment in full satisfaction of such Disappearing Corp's shareholders.

      4. Effect of Merger. On the Effective Date, the separate existence of Disappearing Corp. shall cease, and Surviving Corp. shall be fully vested in Disappearing Corp.'s rights, privileges, immunities, powers, and franchises, subject to its restrictions, liabilities, disabilities, and duties, all as more particularly set forth in s. 607.1106 of the Act.

      5. Supplemental Action. If at any time after the Effective Date Surviving Corp. shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Plan, the appropriate officers of Surviving Corp. or Disappearing Corp., as the case may be, whether past or remaining in office, shall execute and deliver, on the request of Surviving Corp., any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts, to vest, perfect, confirm, or record such title thereto in Surviving Corp., or to otherwise carry out the provisions of this Plan.

      6. Filing with the Florida Secretary of State and Effective Date. Upon the Closing, as provided in the Agreement of Merger of which this Plan is a part, Disappearing Corp. and Surviving Corp. shall cause their respective President (or Vice President) to execute Articles of Merger in the form attached to this Agreement and upon such execution this Plan shall be deemed incorporated by reference into the Articles of Merger as if fully set forth in such Articles and shall become an exhibit to such Articles of Merger. Thereafter, such Articles of Merger shall be delivered for filing by Surviving Corp. to the Florida Secretary of State. In accordance with s. 607.1105 of the Act, the Articles of Merger shall specify the "Effective Date," which shall be the filing date of the Articles.

      7. Amendment and Waiver. Any of the terms or conditions of this Plan may be waived at any time by the one of the Constituent Corporations which is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such party, or may be amended or modified in whole or in part at any time before the vote of the shareholders of the Constituent Corporations by an agreement in writing executed in the same manner (but not necessarily by the same persons), or at any time thereafter as long as such change is in accordance with s. 607.1103 of the Act.

      8. Termination. At any time before the Effective Date (whether before or after filing of Articles of Merger), this Plan may be terminated and the Merger abandoned by mutual consent of the Boards of Directors of both Constituent Corporations, notwithstanding favorable action by the shareholders of the respective Constituent Corporations.

                                    CHAMELEON HOLDINGS, INC.



                                    By:/s/F.S. Buddy Winsett
                                       F.S. "Buddy" Winsett,
                                       President


                                     WHEELER GROUP II, INC.


                                     By:/s/David M. Bovi
                                        David M. Bovi,
                                        President


                           Schedule 3.1.1
                      Seller Capital Structure.

     The number of shares of stock that Seller is authorized to have outstanding at any one time is:

     (1)  100 shares of Class A Common Stock, no par value;

     (2)  100 shares of Class B Common Stock, no par value.

     As of October 7, 1998, the day prior to Closing, there were 51 outstanding shares of Class A Common Stock, no par value.


                          Schedule 3.1.5
                        SELLER Consents.

                UNANIMOUS CONSENT ACTION OF THE
                     BOARD OF DIRECTORS OF
               HARBOR TOWN HOLDING GROUP I, INC.

     The undersigned, as all the members of the Board of Directors of Harbor Town Holding Group I, Inc., a Florida corporation (the "Company") unanimously agree, adopt, consent to, and order the following corporate actions under s. 607.0821 of the Florida Business Corporation Act (the "Act"):

     The undersigned waive all formal requirements, including the necessity of holding a formal or informal meeting and any requirement that notice of such meeting be given.

     RESOLVED, that pursuant to s.607.0902(2)(d)(7) of the Act, the Company hereby approves the "control share acquisition" transaction with respect to the Company's shares which will occur as a result of the merger between Wheeler Group II, Inc. and Chameleon Holdings, Inc.;

     FURTHER RESOLVED, that the Company's directors hereby consent to the above resolutions taken by this Unanimous Consent of Directors in Lieu of Meeting; and

     FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to take any and all action necessary to effectuate the foregoing resolutions.

DATED: October 7, 1998


/s/Ronald W. Hayes, Jr.
Ronald W. Hayes, Jr., director



/s/David M. Bovi
David M. Bovi, director



/s/William R. Colucci
William R. Colucci, director



                         Schedule 3.1.7
                    Seller Brokers/Finders.

                             -None-

                        Schedule 4.1.1
                   Buyer's Capital Structure.

     The number of shares of stock that Buyer is authorized to have outstanding at any one time is 50,000 shares of common stock, .001 par value. As of October 7, 1998, the day prior to Closing, there were ______ shares outstanding.


                        Schedule 4.1.5
                       Buyer's Consents.


                         Schedule 4.1.7
                     Buyer Brokers/Finders.








                         [EXHIBIT "D"]

                        ARTICLES OF MERGER
                                OF
         WHEELER GROUP, II, INC., A FLORIDA CORPORATION,
                               INTO
         CHAMELEON HOLDINGS, INC., A FLORIDA CORPORATION,


     ARTICLES OF MERGER Wheeler Group II, Inc., a Florida corporation ("WHEELER") and Chameleon Holdings, Inc., a Florida corporation ("CHI").

     Pursuant to s. 607.1105 of the Florida Business Corporation
Act (the "Act") WHEELER and CHI adopt the following Articles of
Merger.

      1.   The Agreement and Plan of Merger dated October 8th,
1998 ("Plan of Merger"), between WHEELER and CHI was approved and adopted by the shareholders of WHEELER on October 8, 1998 and was adopted by the shareholders of CHI on October 8, 1998.

      2. Pursuant to the Plan of Merger, all issued and outstanding shares of WHEELER's stock will be acquired by means of a merger of WHEELER into CHI with CHI the surviving corporation ("Merger"). WHEELER will cease to exist subsequent to the Merger.

      3. The Plan of Merger is attached as Exhibit "A" and incorporated by reference as if fully set forth.

      4. Pursuant to s. 607.1105(1)(b) of the Act, the date and time of the effectiveness of the Merger shall be on the filing of these Articles of Merger with the Secretary of State of Florida.

     IN WITNESS WHEREOF, the parties have set their hands this 8th day of October, 1998.

Witness:                       CHAMELEON HOLDINGS, INC.
                               a Florida corporation

/s/                            BY:/s/F.S. Buddy Winsett
                                  F.S. "Buddy" Winsett,
                                  President
(Corporate Seal)


                               WHEELER GROUP II, INC.
                               a Florida corporation

/s/                            /s/David M. Bovi
                               David M. Bovi,
                               President
(Corporate Seal)